UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 12, 2010 (October 8, 2010)

Date of Report (Date of earliest event reported)

ZYMOGENETICS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-33489	91-1144498
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Eastlake Avenue East Seattle, Washington		98102-3702
(Address of principal executive offices)		(Zip Code)

(206) 442-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On September 7, 2010, ZymoGenetics, Inc., a Washington corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bristol-Myers Squibb Company, a Delaware corporation (“Parent”), and Zeus Acquisition Corporation, a Washington corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement and upon the terms and subject to the conditions thereof, Merger Sub commenced a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of voting common stock, without par value, of the Company (the “Shares”) for $9.75 per Share, net to the holder thereof in cash, without interest and subject to applicable withholding. At 12:00 midnight, New York City time, on October 7, 2010, the Offer expired as scheduled. The Offer was not extended. Based on the information provided by the Depositary to Parent, as of the expiration of the Offer, approximately 82,605,529 Shares were validly tendered and not validly withdrawn prior to the expiration of the Offer. As of the close of business on October 11, 2010, approximately 981,756 Shares remained subject to guaranteed delivery procedures. On October 8, 2010, Merger Sub accepted for payment all Shares validly tendered and not validly withdrawn in the Offer. The Shares validly tendered and not validly withdrawn represented approximately 94.9% of the Shares outstanding.

Upon Merger Sub’s acceptance for payment of all Shares validly tendered and not validly withdrawn in the Offer, the Company repaid and satisfied all borrowings, redemption amounts, accrued and unpaid interest and royalty payments outstanding under the Company’s funding arrangements with Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P. and Deerfield ZG Corporation (collectively, the “Deerfield Funds”). The financing agreements between the Company and the Deerfield Funds, including (i) the Facility Agreement dated June 26, 2008, between the Company and the Deerfield Funds (as amended from time to time, the “Facility Agreement”), (ii) the Promissory Notes dated June 26, 2008 (the “Promissory Notes”), (iii) the Royalty Agreement dated June 26, 2008, between the Company and the Deerfield Funds (as amended from time to time, the “Royalty Agreement”), (iv) the Warrants issued by the Company to the Deerfield Funds on November 5, 2008 (the “Warrants”), and (v) the Registration Rights Agreement dated June 26, 2008, between the Company and the Deerfield Funds (as amended from time to time, the “Registration Rights Agreement” and together with the Facility Agreement, the Promissory Notes, the Royalty Agreement and the Warrants, the “Deerfield Financing Documents”), were each terminated and are of no further force or effect as of October 8, 2010.

A summary of the terms of the Deerfield Financing Documents is set forth in the Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 30, 2008, which summary is incorporated by reference in this Item 1.02.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The effective time (“Effective Time”) of the merger (the “Merger”) of the Company into Merger Sub with Merger Sub continuing as the surviving corporation (the “Surviving Corporation”) occurred on October 12, 2010. On October 12, 2010, the Company notified The NASDAQ Global Market (“NASDAQ”) of the effectiveness of the Merger. As a result of the Merger, the Company no longer meets the numerical listing requirements of NASDAQ. The Company also notified NASDAQ that the Shares issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent or Merger Sub, Shares owned by the Company as treasury stock or Shares held by shareholders who properly exercise their dissenters’ rights pursuant to and in compliance with the Washington Business Corporation Act (the “WBCA”)), were converted into the right to receive $9.75 per Share net to the selling shareholder in cash, without interest and less any required withholding taxes (the “Merger Consideration”), and requested that NASDAQ file with the SEC an application on Form 25 to report that the Shares are no longer listed on NASDAQ. Trading of the Shares on NASDAQ has been suspended effective as of the close of business on October 12, 2010. The Company intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth above in the first paragraph under Item 1.02 is incorporated by reference into this Item 3.03.

In connection with the consummation of the Merger, each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent or Merger Sub, Shares owned by the Company as treasury stock or Shares held by shareholders who properly exercise their dissenters’ rights pursuant to and in compliance with the WBCA) was cancelled and converted into the right to receive the Merger Consideration. At the Effective Time, the Company’s shareholders immediately prior to the Effective Time ceased to have any rights as shareholders in the Company (other than their right to receive the Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings or growth.

Item 5.01. Changes in Control of Registrant.

The information set forth above in the first paragraph under Item 1.02 is incorporated by reference into this Item 5.01.

The aggregate purchase price paid by Parent in connection with the Offer and the Merger is approximately $885 million, plus related transaction fees. Parent funded the acquisition from available cash.

As a result of the expiration of the offering period for the Offer on October 7, 2010, and Parent’s acceptance for purchase of all validly tendered and not validly withdrawn Shares on October 8, 2010, a change in control of the Company occurred and the Company became an indirect subsidiary of Parent. As of October 12, 2010, as a result of the Merger, the Surviving Corporation is a wholly-owned subsidiary of Parent.

The information set forth below in the first paragraph under Item 5.02 is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2010, in connection with the completion of the Offer and pursuant to the terms of the Merger Agreement, Parent became entitled to designate up to such number of members of the Company’s Board of Directors (the “Board”) as is equal to the proportionate number of Shares owned by Parent and Merger Sub relative to the number of Shares then outstanding. In accordance with the Merger Agreement, effective October 8, 2010, the following directors of the Company resigned: James A. Harper, David I. Hirsh, Ph.D., Lars Fruergaard Jørgensen, Jonathan S. Leff, A. Bruce Montgomery, M.D., and Edward E. Penhoet, Ph.D. On the same date, and after such resignations, the Board filled the vacancies created by such resignations by appointing Paul R. Biondi, David J. Brienza, P. Joseph Campisi, Jr., Jeffrey Galik, Jeremy Levin and Kabir Nath to serve as directors of the Company.

Pursuant to the Merger Agreement, upon the Effective Time, the directors of Merger Sub became the directors of the Surviving Corporation and the officers of Merger Sub became the officers of the Surviving Corporation. As of October 12, 2010, the board of directors of the Surviving Corporation is comprised of: Jeremy Levin, Jeffrey Galik, Kabir Nath and David T. Bonk. As of October 12, 2010, the executive officers of the Surviving Corporation include: Jeremy Levin, President, David T. Bonk, Vice President, P. Joseph Campisi, Jr., Vice President, Sonia Vora, Secretary and Jeffrey Galik, Treasurer.

The other information required by Item 5.02 of Form 8-K is contained in the Company’s Solicitation/Recommendation on Schedule 14D-9 originally filed by the Company with the SEC on September 15, 2010, including the Information Statement comprising Annex I thereto, and such information is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, upon the Effective Time, the name of Merger Sub, as the Surviving Corporation, was changed to “ZymoGenetics, Inc.”, and the Articles of Incorporation of the Surviving Corporation were amended and restated in their entirety as set forth in the Merger Agreement. Also, pursuant to the Merger Agreement, upon the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, became the Bylaws of the Surviving Corporation except that the name of the corporation set forth therein was changed to “ZymoGenetics, Inc.” Copies of the Articles of Incorporation and Bylaws of the Surviving Corporation are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this report and are incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Articles of Incorporation of ZymoGenetics, Inc., dated as of October 12, 2010.

3.2	Bylaws of ZymoGenetics, Inc., effective as of October 12, 2010.

20.1	Information Statement pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder (incorporated by reference to Exhibit (a)(1)(C) of the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission on September 15, 2010, as amended).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of October 12, 2010

ZYMOGENETICS, INC.

By:	/s/ Jeremy Levin
Name:	Dr. Jeremy Levin
Title:	President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of ZymoGenetics, Inc., dated as of October 12, 2010.

3.2	Bylaws of ZymoGenetics, Inc., effective as of October 12, 2010.

20.1	Information Statement pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder (incorporated by reference to Exhibit (a)(1)(C) of the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission on September 15, 2010, as amended).